                                                                   EXHIBIT 21.00

                         SUBSIDIARIES OF THE COMPANY AND
                          OWNERSHIP OF SUBSIDIARY STOCK


              NAME OF                          STATE/COUNTRY OF                      % OF SHARES
             SUBSIDIARY                         INCORPORATION                  OWNED BY THE COMPANY (*)
             ----------                         -------------                  ------------------------
     Wabash International, Inc.
       (Foreign Sales Corp.)                 U.S. Virgin Islands                         100%

        Wabash National GmbH                       Germany                               100%

  Fruehauf Trailer Services, Inc.                  Delaware                              100%

     WNC Cloud Merger Sub, Inc.                    Arkansas                              100%

         Cloud Oak Flooring
           Company, Inc.                           Arkansas                              100%

        Wabash Funding Corp.                       Missouri                              100%

        Wabash National L.P.                       Delaware                              100%

Apex Trailer Leasing & Rentals, L.P.               Delaware                              100%

   Wabash National Services L.P.                   Delaware                              100%

       WTSI Technology Corp.                       Delaware                              100%

      Wabash Technology Corp.                      Delaware                              100%

      RoadRailer Bimodal Ltd.                   United Kingdom                           100%

          Wabash do Brazil                          Brazil                               100%

 RoadRailer Technology Development
           Company, Ltd.                            China                                 81%

    National Trailer Funding LLC                   Delaware                              100%

      Continental Transit Corp                     Indiana                               100%

         FTSI Canada, Ltd.                          Canada                               100%




* Includes both direct and indirect ownership by the parent, Wabash National Corporation